SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 29, 2001


                          CELLEGY PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                   California
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)


       0-26372                                              82-0429727
----------------------------                           -------------------------
       (Commission                                          (IRS Employer
       File Number)                                         Identification No.)


 349 Oyster Point Boulevard, Suite 200
        South San Francisco, CA                                       94080
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


                                 (650) 616-2200
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.

         Filed with this report as Exhibit 99.01 is a press release issued by Cellegy Pharmaceuticals, Inc. (the "Company") dated November 29, 2001, announcing its acquisition of Vaxis Therapeutics Corporation, a private Canadian company based in Ontario. The transaction was valued under $4.0 million. The consideration payable to the Vaxis shareholders consisted primarily of Cellegy common stock, plus potential earn out payments over a seven-year period. This acquisition expands and complements Cellegy's main pipeline of products, Anogesic(R) (nitroglycerin ointment) for the treatment of chronic anal fissures and Tostrex(TM)/Tostrelle(TM) (transdermal testosterone gels) for the treatment of sexual dysfunction in males and females.

          Also filed with this report as Exhibit 99.02 is a press release issued by the Company on December 3, 2001, announcing that it has submitted a supplement to its New Drug Application (NDA) with the U. S. Food and Drug Administration to include data from a recently completed confirmatory Phase III clinical trial using Anogesic for the treatment of pain associated with chronic anal fissures. The Anogesic NDA was originally filed in June 2001.


ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.
          --------

           99.01 Press Release issued by the Registrant dated November 29, 2001.
           99.02 Press Release issued by the Registrant dated December 3, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 3, 2002               CELLEGY PHARMACEUTICALS, INC.


                                    By: /s/ K. MICHAEL FORREST
                                        ----------------------------------------
                                         K. Michael Forrest
                                         Chairman President and Chief Executive
                                         Officer